Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated January 15, 2008 by and among Global Payment Technologies, Inc., a Delaware corporation (the “Company”), Exfair Pty Ltd, an Australian company (“Exfair”), and Global Payment Technologies Australia Pty. Ltd., an Australian company (“GPA”, and together with Exfair, the “Purchaser”).

WHEREAS:

A.     Exfair wishes to purchase, and the Company wishes to sell, upon the terms, provisions and conditions stated in this Agreement (i) a note (“Convertible Note”) in the principal amount of $400,000 in the form attached as Exhibit A that may be converted into two million shares (collectively, the “Shares”) of Series A Convertible Preferred Stock, par value US$0.01 per share, of the Company (the “Preferred Stock”) following a vote of the shareholders to establish a Series A Convertible Preferred and (ii) Warrants, in the form attached hereto as Exhibit B (the “Warrants”), to purchase 5,784,849 shares of the Common Stock of the Company (the “Warrant Shares”).

B.        GPA wishes to purchase, and the Company wishes to sell, upon the terms, provisions and conditions stated in this Agreement a note of the Company in the form attached as Exhibit C in the principal amount of $440,000 (the “Promissory Note” and together with the Convertible Note, the “Notes”). The Shares, the Notes and the Warrants and Warrant Shares shall be referred to as, the “Securities”).

C.        Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement and a Voting Agreement, in the form attached as Exhibit D and E, respectively (the “Security Agreement” and “Voting Agreement,” and together with this Agreement, the Notes and the Warrants, the “Transaction Documents”), pursuant to which the Company has agreed to provide the Purchaser with a security interest in certain assets of the Company as security for the Promissory Note.

D.        The parties intend to close the sale of the Promissory Note on or immediately after the execution of this Agreement and the sale of the Convertible Note and Warrants after the Company’s filing of its Annual Report on Form 10-K (the “Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

TRANSACTIONS

1.1        Purchase of the Notes and Warrants. As set forth below, the closing of the sale of the Promissory Note to GPA shall be consummated after the execution of this Agreement while the closing of the sale of the Convertible Note and Warrant shall be consummated after the filing of the Company’s Form 10-K with the SEC.

(a)            Subject to the satisfaction (or waiver) of the conditions set forth in Article IV below, the Company shall issue and sell to GPA, and GPA agrees to purchase from the Company on the First Closing Date (as defined below), the Promissory Note in the aggregate principal amount of US$440,000.

(b)           Subject to the satisfaction (or waiver) of the conditions set forth in Article IV below, the Company shall issue and sell to Exfair, and Exfair agrees to purchase from the Company on the Second Closing Date,

(i)        the Convertible Note in the aggregate principal amount of US$400,000; and

(ii)	the Warrants to purchase the Warrant Shares.

The purchase price for the Notes and Warrants shall be equal to the aggregate sum of (x) US$400,000 and (y) US$440,000 (representing the principal amount of the Notes and consideration for the Warrants) (the “Purchase Price”).

1.2	Closing.

(a)            Subject to the terms, provisions and conditions of this Agreement, the closing of the sale of the Promissory Note contemplated by this Agreement (the “First Closing”) shall take place at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York, at a time and on a date to be designated by the parties (the time and date upon which the First Closing actually occurs being referred to herein as the “First Closing Date”), which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article IV hereof (other than those conditions which by their terms are to be satisfied or waived as of such Closing).

(b)           Subject to the terms, provisions and conditions of this Agreement, the closing of the sale of the Convertible Note and Warrants contemplated by this Agreement (the “Second Closing” and generically with the First Closing, a “Closing”) shall take place at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York, at a time and on a date to be designated by the parties (the time and date upon which such Closing actually occurs being referred to herein as the “Second Closing Date”), which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article IV hereof (other than those conditions which by their terms are to be satisfied or waived as of such Closing).

1.3	Directors; Officers.

(a)             Directors of Company. As of the Second Closing, in connection with the resignations provided for in Section 1.4(c)(iv) hereof, the Board of Directors of the

Company shall be as set forth on Exhibit Fattached hereto. At or prior to such Closing, the Company shall take all corporate action necessary to cause the composition of the Company’s Board of Directors to be as set forth in such Exhibit F.

(b)             Officers of the Company. Immediately following the Second Closing, the officers of the Company shall consist of those individuals appointed by the Board of Directors of the Company at such Closing, as detailed in Exhibit F attached hereto; and the officers of the Company shall consist of those individuals appointed by the Board of Directors of the Company at such Closing as set forth on Exhibit F.

(c)            Voting Agreement. As of the First Closing, Richard Gerzof, William Wood, and William McMahon shall enter into the Voting Agreement with Purchaser in which each of them agrees to vote their shares of Company common stock in favor of the directors selected by Purchaser in connection with any written consent or meeting of the Company’s shareholders (“Purchaser Directors”). Directors not selected by Purchaser shall be referred to as “Prior Directors.”

(d)            Certificate of Designation of Series A Preferred Stock. As of the First Closing, the Board of Directors of the Company shall have approved resolutions authorizing an amendment to the Certificate of Incorporation of the Company to authorize the issuance of shares of Preferred Stock containing the terms set forth in Exhibit G attached hereto and, subject to the approval of such amendment by the stockholders of the Company, the filing thereafter of a certificate of amendment to its Certificate of Incorporation, including the provisions set forth in Exhibit G (the “Certificate of Designation”). The Board shall also have approved resolutions recommending that the stockholders of the Company approve the Certificate of Designation.

1.4	Closing Deliveries.

(a)            At the First Closing, the Company shall deliver or cause to be delivered to GPA and Exfair (as applicable) the following:

(i)        this Agreement, the Promissory Note, the Security Agreement, the Voting Agreement, the Technology License Agreement (Exhibit J), and the Amendment No. 1 to the Distribution Agreement (Exhibit K) (collectively, the “First Closing Transaction Documents”):

(ii)       legal opinion of Company counsel in the form agreed to by the parties hereto;

(iii)      an officer’s certificate from the Chief Executive Officer, dated as of the First Closing Date, certifying and setting forth (A) the names, signatures and positions of the Persons authorized to execute this Agreement and any other First Closing Transaction Documents to which the Company is a party, (B) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the First Closing Transaction Documents, appointing the new Board of Directors and approving the Certificate of Designation, (C) a copy of the Certificate of Incorporation, (D) a copy of the Bylaws, and (E) that the representations and warranties of the Company are true and correct as of the First Closing Date as though made on and as of such date and that the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Closing Date have been performed, satisfied or complied with.

(b)            At the First Closing, (i) GPA and Exfair shall deliver or cause to be delivered to the Company each First Closing Transaction Document to which such entity is a party, duly executed by such party, and (ii) GPA shall deliver to the Company US$400,000 in immediately available funds, by wire transfer to an account designated in writing by the Company for the Promissory Note.

(c)           At the Second Closing, the Company shall deliver or cause to be delivered to Exfair the following:

(i)        the Convertible Note, the Warrants, the Soussa Employment Agreement (Exhibit H) and the Registration Rights Agreement (Exhibit I) (collectively, the “Second Closing Transaction Documents”);

(ii)       legal opinion of Company counsel in the form agreed to by the parties hereto;

(iii)      an officer’s certificate from the Chief Executive Officer, dated as of the Second Closing Date, certifying and setting forth (A) the names, signatures and positions of the Persons authorized to execute the Second Closing Transaction Documents to which the Company is a party, (B) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Second Closing Transaction Documents, appointing the new Board of Directors and approving the Certificate of Designation, (C) a copy of the Certificate of Incorporation, (D) a copy of the Bylaws, and (E) except as otherwise set forth in such certificate, that the representations and warranties of the Company are true and correct as of Second Closing Date as though made on and as of such date except where the failure of such representations and warranties to be true and correct are not in the aggregate material to the Company as at such Second Closing Date and that the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date have been performed, satisfied or complied with, by it, at or prior to such date except where the failure to perform such covenants, agreements and conditions are not in the aggregate material to the Company as of the Second Closing Date; and

(iv)      the written resignation of each officer and director of the Company, effective at Second Closing Date, who has not been designated to sit as an officer of the Company after the Second Closing in accordance with Section 1.3(b) or to sit on the board of directors of the Company after the Second Closing in accordance with Section 1.3(a), as the case may be.

(d)            At the Second Closing, Exfair shall deliver or cause to be delivered to the Company (i) each Second Closing Transaction Document to which Exfair is a party, duly executed by Exfair and (ii) US$440,000 and in immediately available funds, by wire transfer to an account designated in writing by the Company for the Convertible Note and the Warrants.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1        Representations and Warranties of the Company. Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)        Subsidiaries. The only direct or indirect subsidiary of the Company is set forth on Schedule 2.1(a) (the “Subsidiary”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)        Organization and Qualification. Each of the Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)        Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)        No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)        Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to applicable securities laws, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable market or exchange on which the Common Stock is listed for trading or quotation (the “Trading Market”) for the issuance and sale of the Securities and the listing of the shares of Company common stock underlying the exercise of Warrants or the conversion of the Convertible Note or Preferred Stock as applicable (“Underlying Shares”) for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)         Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock available for issuance upon conversion of the Convertible Note.

(g)        Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 2.1(g), which Schedule 2.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 2.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(h)        SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements of the Company and its direct and indirect subsidiaries for the past two fiscal years and unaudited financial statements for the most recent fiscal quarter comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)         Material Changes Since the date of the latest audited financial statements except as specifically disclosed on Schedule 2.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 2.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiary or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)         Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or the Subsidiary under the Exchange Act or the Securities Act.

(k)        Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor its Subsidiary is a party to a collective bargaining agreement, and the Company and its Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)         Compliance. Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)       Regulatory Permits. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)        Title to Assets. The Company and the Subsidiary own no real property and have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance.

(o)        Patents and Trademarks. The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor the Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or the Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)        Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are necessary in the opinion of Company’s management. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)        Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)         Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)        Certain Fees. Except as set forth on Schedule 2(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)        Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v)        Registration Rights. Other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)       Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Since the initial reporting date of the Company’s common stock on the OTC Bulletin Board, the Company has not received notice from such Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(x)        Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(y)        Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.2 hereof.

(z)        No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)      Solvency. Based on the consolidated financial condition of the Company as of each Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Second Closing Date. Schedule 2.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or the Subsidiary, or for which the Company or the Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor the Subsidiary is in default with respect to any Indebtedness.

(bb)      Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or the Subsidiary.

(cc)      No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)      Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)      Accountants. The Company’s accounting firm is set forth on Schedule 2.1(ee) of the Disclosure Schedule. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending September 30, 2007.

(ff)       Seniority. As of the First Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)      No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh)      Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)        Employee Benefits. Except as set forth on Schedule 2.1(ii), neither the Company nor the Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

(jj)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk)      Manufacturing and Marketing Rights. Except as set forth in Schedule 2.1(kk), neither the Company nor its Subsidiary have granted rights to manufacture, produce, license, market, or sell its products to any other Person and is not bound by any agreement that affects the Company’s or its Subsidiary’s exclusive right to develop, manufacture, distribute, market or sell its respective products.

(ll)        Obligations of Management. Each officer and key employee of the Company and its Subsidiary is currently devoting substantially all of his or her business time to the conduct of business of the Company and the Subsidiary. Neither the Company nor its Subsidiary is aware that any officer or key employee of the Company or the Subsidiary is planning to work less than full time at the Company or the Subsidiary, as applicable, in the future. No officer or key employee is the currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer of key employee is or will be compensated by such enterprise.

(mm)    Minute Books. The minute books of the Company and its Subsidiary made available to the Purchaser contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

(nn)      Accounts Receivable. All accounts receivable of the Company and its Subsidiary that are reflected on the Company’s and its Subsidiary’s balance sheets or interim balance sheets or on the accounting records of the Company and its Subsidiary as of the First Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the First Closing Date, the Accounts Receivable are or will be as of the First Closing Date current and collectible net of the respective reserves shown on the balance sheet or interim balance sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full without any set-off, within ninety days after the day on which it must becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement and/or contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 2.1(nn) contains a complete and accurate list of all Accounts Receivable as of the date of the interim balance sheet, which list sets forth the aging of such Accounts Receivable.

(oo)      Inventory. All inventory of the Company and the Subsidiary, whether or not reflected in the balance sheet or interim balance sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value in the balance sheet or interim balance sheet or on the accounting records of the Company and the Subsidiary as of the First Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on the last in, first out basis.

2.2        Representations and Warranties of the Purchaser. Each Purchaser (and for this purpose each of Exfair and GPA shall be considered as a separate “Purchaser” notwithstanding the fact that they have been defined as the “Purchaser” at the head of this Agreement) hereby represents and warrants to the Company as follows:

(a)           Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(b)            Investment Intent. The Purchaser is or will be acquiring the Shares, the Preferred Stock, the Notes, Warrants and Warrant Shares, as applicable, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)            Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)            Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)            Compliance with Securities Act. The Purchaser understands that the sale of the Securities has not been registered under the Securities Act in reliance upon an exemption therefrom for non-public or limited offerings. The Purchaser covenants that it will not make any resale, transfer or other disposition of the Securities (and any securities issued upon conversion thereof) except pursuant to registration under the Securities Act, or pursuant to an available exemption from registration (accompanied by an opinion of counsel reasonably acceptable to the Company that such resale, transfer or other disposition is exempt from the registration provisions of all applicable federal and state laws). The Purchaser agrees not to engage in any hedging transactions with regard to the Securities (or any securities issued upon conversion thereof) unless the same are in compliance with the Securities Act.

(f)             Prior Short Selling. At no time during the 30 days prior to the Closing Date has the Purchaser engaged in or effected, in any manner whatsoever, directly or indirectly, in any “short sale” (as such term is defined in Rule 3b-3 of the Exchange Act) of the Common Stock.

(g)             Commissions. The Purchaser has not incurred any obligation for the Company for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES; COVENANTS

3.1	Transfer Restrictions.

(a)            The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than a transfer pursuant to an effective registration statement, Rule 144, to the Company or to an Affiliate of the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Upon a cashless exercise of the Warrants, the holding period for purposes of Rule 144 shall tack back to the original date of issuance of the Warrants.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of a legend substantially in the following form on any certificate evidencing Securities:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBAL PAYMENT TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 3.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144 without any volume limitation, manner of sale requirements or Form 144 notice filings, or any other limitation or obligation (“Rule 144(k) Equivalent”), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall arrange for counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Convertible Note, any shares of Preferred Stock or any portion of a Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) Equivalent or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 3.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser, or such other manner which Purchaser may specify in writing.

(d)       In addition to such Purchaser’s other available remedies, the Company shall pay to the applicable Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

“VWAP” shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); or (b) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

(e)        The Purchaser agrees that it will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.1 is predicated upon the Company’s reliance upon this understanding.

3.2        Reservation of Common Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount equal to at least 130% of the shares of Common Stock underlying the Convertible Note and the Warrants. In the event that at any time the then authorized shares of Common Stock are less than 130% of such amount, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

3.3        Securities Laws Disclosure; Publicity. The Company shall, following execution of this Agreement, issue an appropriate press release and shall timely file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Note, the form of Security Agreement and form of Warrant in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchaser promptly after filing, including, but not limited to, a Schedule 14f-1. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or market where the Company’s Common Stock is traded with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.

3.4        Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

3.5        Furnishing of Information. Until the time that Purchaser holds less than 1% of the Securities originally purchased, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

3.6        Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

3.7        Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants, the Notice of Conversion set forth in the Convertible Note, and the Notice of Conversion provisions included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Convertible Note or Preferred Stock as applicable. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Convertible Note or Preferred Stock. The Company shall honor exercises of the Warrants and conversions of the Convertible Note or Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

3.8        Use of Proceeds. Except as set forth on Schedule 3.8 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for ((a) the redemption of any Common Stock or warrants, options or convertible debt (“Common Stock Equivalents”), or (b) the settlement of any outstanding litigation.

3.9        Shareholder Meeting. The Company shall hold a shareholder meeting as soon as possible unless Purchaser agrees otherwise in which it shall submit for shareholder vote the Certificate of Designation.

3.10      D & O Insurance. The Company shall maintain its director and officer liability insurance for the next two years and at the Chief Executive Officer’s discretion, may increase coverage by another $5,000,000 of individual director and officer coverage.

3.11      Right of Participation. For so long as the Convertible Note (or the underlying Preferred Stock or Common Stock) is outstanding and held by the Purchaser, the Purchaser shall be given not less than ten business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans authorized by the non-employee directors which shall not exceed 1,250,000 shares of Common Stock, (iv)

as a result of the exercise of Warrants or conversion of the Convertible Note or Preferred Stock which are granted or issued pursuant to this Agreement on the terms described in the transaction documents as of the Closing Date, (v) an underwritten public offering in connection with not less than $25,000,000 of gross proceeds of such public offering and (vi) any securities of the Company that have been issued without the approval of at least one of the Prior Directors (collectively the foregoing are “Excepted Issuances”). The Purchaser who exercises its rights pursuant to this Section 3.11 shall have the right during the ten business days following receipt of the notice to participate in such offered Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale by using the outstanding balance including principal, interest, liquidated damages and any other amount then owing to such Purchaser by the Company, to pay for such participation.

3.12      Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time the Notes, Preferred Stock or Warrants are outstanding and held by Purchaser, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares , or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of Purchaser, then the Company shall issue, for each such occasion, additional shares of Common Stock to Purchaser respecting those Notes, Warrants and Shares that remain outstanding at the time of the Lower Price Issuance so that the average per share purchase price of the shares of Common Stock issued to the Purchaser (of only the Common Stock or Warrant Shares still owned by the Purchaser) is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price; provided however, that no reduction of the Conversion Price shall occur until and unless a member of the Board of Directors not selected by the Purchaser has approved the Lower Price Issuance. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon conversion of the Convertible Note and separately for Warrant Shares. The delivery to the Purchaser of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Purchaser is granted the registration rights in relation to such additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Purchaser set forth in this Section 3.12 are in addition to any other rights the Purchaser has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which the Purchaser and Company are parties. The Purchaser is also given the right to elect to substitute any term or terms of any other offering in connection with which the Purchaser has rights as described in Section 3.11, for any term or terms of the Offering in connection with

Securities owned by Purchaser as of the date the notice described in Section 3.11 is required to be given to Purchaser.

3.13      Employment Agreement; Severance. The Company and Andre Soussa shall enter into an employment agreement (“Employment Agreement”) in which Mr. Soussa shall serve as the Chief Executive Officer of the Company in accordance with the terms set forth in Exhibit H (the “Soussa Employment Agreement”).

3.14      Form 10-K Filing. The Company shall file its Annual Report on Form 10-K with the SEC via EDGAR for its fiscal year ended September 30, 2007 which shall include audited financial statements in compliance with federal securities laws by January 22, 2008.

3.15	Operation of Company’s Business.

(a)          During the period after the execution of this Agreement but prior to the Second Closing (the “Interim Period”) the Company shall (i) conduct its business and operations: (A) in the ordinary course of business and in accordance with past practices, (other than taking such actions as may be necessary or advisable in connection with the consummation of the transactions set forth in this Agreement); and (B) in compliance with all applicable federal, state, local and foreign laws and regulations and the requirements of all contracts; (ii) use its best efforts to preserve intact its current business organization, keep available the services of its current senior managers and other employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; and (iii) notify the Purchaser promptly of: (A) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated in the Transaction Documents (the “Transactions”); and (B) any legal proceeding against, relating to, involving or otherwise affecting the Company that is commenced, or, to the knowledge of the Company, threatened against, the Company.

(b)           Except as may be necessary or advisable in connection with the consummation of the Transactions, during the Interim Period, the Company shall not, without the prior written consent of Purchaser:

(i)        declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other security, or repurchase, redeem or otherwise reacquire any share capital, interests or other securities;

(ii)       sell, issue, grant or authorize the sale, issuance or grant of: (A) any share capital or other security; (B) any option, call, warrant or right to acquire any share capital or other security; or (C) any instrument convertible into or exchangeable for any share capital or other security;

(iii)      amend or waive any of its rights under, or permit the acceleration of vesting under any provision of: (A) any restricted stock purchase agreement; or (B) any other contract evidencing or relating to any equity award (whether payable in cash or stock);

(iv)      amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of the Company (except in the ordinary course of business);

(v)       form any subsidiary or acquire any equity interest or other interest in any other Person or enter into any material partnership arrangements, joint development agreements or strategic alliances;

(vi)	make any material capital expenditure;

(vii)     acquire, lease or license any right or other asset from any other Person or sell encumber, convey, assign, or otherwise dispose of or transfer of, or lease or license or sublicense, any right or other asset or interest therein to any other Person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

(viii)    other than in the ordinary course of business consistent with past practice, write-off as uncollectible, or establish any extraordinary reserve with respect to any material receivable or other indebtedness;

(ix)      make any pledge of any of its assets or permit any of its assets to become subject to any encumbrances, except for pledges of or encumbrances with respect to immaterial assets made in the ordinary course of business consistent with past practices;

(x)       lend money to any Person, or incur or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company;

(xi)      other than in the ordinary course of business consistent with past practices, establish, adopt, enter into or amend any stock option or bonus plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to any of its directors or any of its officers or other employees except as required by law;

(xii)	make any grant of exclusive rights to any third party;

(xiii)    make any material tax election or adopt or change any accounting methods, principles or practices;

(xiv)	commence or settle any material legal proceeding;

(xv)     enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

(xvi)    commence or settle any legal proceeding, other than in the ordinary course of business consistent with past practices;

(xvii)   make any individual expenditure in excess of $1,000 or expenditures that aggregate to more than $5,000 without notice to GPA and without GPA’s prior written approval;

(xviii)  agree or commit to take any of the actions described in clauses ”(i)” through “(xvii)” of this Section 3.15.

(c)           During the Interim Period, the Company shall promptly notify Purchaser in writing, by delivery of an updated Disclosure Schedule, of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made regarding the Company in this Agreement or an inaccuracy or warranty regarding the Company in this Agreement that would have a Material Adverse Effect; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made with respect to the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 4.1 impossible or materially less likely or that has resulted in or would reasonably be expected to result in an Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Purchaser in writing of any legal proceeding or claim threatened, commenced or asserted against or with respect to, or otherwise affecting, the Company or, to the knowledge of the Company, any director or officer of the Company. No notification given to Purchaser pursuant to this Section 3.15 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

ARTICLE IV

CONDITIONS

4.1        Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Shares, Notes and Warrants at any Closing is subject to the satisfaction or waiver by the Purchaser, at or before the applicable Closing, of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of such Closing Date as though made on and as of such date except that as of the Second Closing Date, the representations and warranties of the Company contained herein shall be true and correct in all respects as of the date when made and as of such Second Closing Date except where the failure of such representations and warranties to be true and correct on such Second Closing Date is not in the aggregate material to the Company.

(b)           Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing Date except that as of the Second Closing Date, the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied and complied with by it, at or prior to such date except where the failure to perform such covenants, agreements and conditions is not in the aggregate material to the Company as of the Second Closing Date.

(c)          Deliverables. The Company shall have delivered the items set forth in Section 1.4(a) hereof.

(d)           Form 10-K Filing. With respect to the Second Closing only, the Company shall have filed its Annual Report on Form 10-K with the Securities and Exchange Commission via EDGAR for its fiscal year ended September 30, 2007 which shall include audited financial statements in compliance with federal securities laws.

4.2        Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Shares, Notes and Warrants to the Purchaser is subject to the satisfaction or waiver by the Company, at or before the applicable Closing Date, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of each Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and

(b)           Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each such Purchaser at or prior to the Closing Date, including, without limitation, the payment of the Purchase Price to the Company.

ARTICLE V

INDEMNIFICATION

5.1        Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser and each of the Purchaser’s officers, directors and agents against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) incurred by the Purchaser or its officers, directors and agents which results from (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any of the Transaction Documents, or (ii) any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder.

5.2        Procedures. Promptly after receipt by a party seeking indemnification pursuant to the provisions of Section 5.1 above of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 5.1 above, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under this Section 5.2 except to the extent the defense of the claim is actually prejudiced. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to assume the defense thereof with reputable counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and provided the indemnifying party actually assumes such defense in accordance with customary practice, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 5.1 for any legal or related expense subsequently incurred by such indemnified party in connection with the defense thereof.

ARTICLE VI

MISCELLANEOUS

6.1        Termination. This Agreement may be terminated by either party hereto by written notice to the other party, if any Closing has not been consummated by February 15, 2008; provided, that no such termination will affect the right of either party to maintain an appropriate legal action for any breach by the other party of the provisions hereof and no breaching party may terminate this Agreement.

6.2        Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.3        Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after each Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Global Payment Technologies, Inc.

170 Wilbur Place

Bohemia, New York 11716

Attn: Chief Financial Officer

With a copy to:

Troutman Sanders LLP

The Chrysler Building

New York, New York 10174

Facsimile No.: (212) 704-6288

Telephone No.: (212)704-6000

Attn: Edward Mandell

If to the Purchaser:

Global Payment Technologies Australia Pty. Ltd.

Level 1, 13 - 15 Lyon Park Rd

North Ryde NSW 2113

Australia

Attn: Andre Soussa

With a copy to:

Church & Grace

Level 3, 65 Martin Place

Sydney NSW 2000

GPO Box 4327 Sydney NSW 2001

Facsimile: +61 2 9221 6771

Telephone: +61 2 9233 1155

Attn: David Crompton

and

Richardson & Patel LLP

10900 Wilshire Blvd., Suite 500

Los Angeles, CA. 90024

Facsimile: 310-208-1154

Telephone: 310-208-1182

Attn: Michael D. Donahue

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by an overnight courier service will be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

6.5        Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6        Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and must not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7        Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

6.8        No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9        GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, IN CONNECTION WITH THIS AGREEMENT (PROVIDED, HOWEVER, THAT FOR PURPOSES OF CLARIFICATION, DISPUTES IN CONNECTION WITH THE PROMISSORY NOTE AND THE SECURITY AGREEMENT SHALL BE RESOLVED IN CONNECTION WITH THE EXCLUSIVE VENUE PROVISIONS IN SUCH DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED

MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.10      Survival. The representations, warranties, agreements and covenants contained herein will survive the execution of this Agreement and the delivery of the Securities.

6.11      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12      Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

6.13      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Convertible Note or Preferred Stock or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

6.15      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.16      Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17      Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18      Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

            IN WITNESS WHEREOF, each of the parties hereto have caused their respective signature page to this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GLOBAL PAYMENT TECHNOLOGIES, INC.

By:	/s/ William McMahon
Name:	William McMahon
Title:	Chief Executive Officer

EXFAIR PTY LTD, AN AUSTRALIAN COMPANY

By:	/s/ Andre Soussa
Name:	Andre Soussa
Title:	Director

GLOBAL PAYMENT TECHNOLOGIES AUSTRALIA PTY. LTD.

By:	/s/ Andre Soussa
Name:	Andre Soussa
Title:	Managing Director and CEO

Exhibit A

Form of Convertible Note

(See Exhibit 10.7)

Exhibit B

Form of Warrant

(See Exhibit 10.8)

Exhibit C

Form of Term Note

(See Exhibit 10.2)

Exhibit D

Form of Security Agreement

(See Exhibit 10.3)

Exhibit E

Voting Agreement

(See Exhibit 10.4)

Exhibit F

Directors

1.	Richard Gerzof (Class I)+
2.	Robert William Nader (Class I)+
3.	Andre Soussa (Class III)*
4.	David Crompton (Class II)**
5.	Steve Crisp (Class II)*

+ Prior Directors

* Purchaser Directors

** Appointment of Mr. Crompton as a director shall become effective upon compliance with Rule 14f-1 of the Exchange Act.

Officers

Andre Soussa—Chief Executive Officer

William McMahon—Chief Financial Officer

Exhibit G

Certificate of Designation

(See Exhibit 10.9)

Exhibit H

Form of Andre Soussa’s Employment Agreement

(See Exhibit 10.11)

Exhibit I

Form of Registration Rights Agreement

(See Exhibit 10.10)

Exhibit J

Form of Technology License Agreement

(See Exhibit 10.5)

Exhibit K

Form of Amendment No. 1 to Distribution Agreement

(See Exhibit 10.6)